EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of BlackSky Technology Inc. (formerly known as Osprey Technology Acquisition Corp.) on Form S-1 of our report dated March 30, 2021, except for the effects of the restatements for warrants discussed in Note 2, for which the date is May 12, 2021, which includes an explanatory paragraph as to Osprey Technology Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the financial statements of Osprey Technology Acquisition Corp. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on September 9, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such proxy statement/consent solicitation statement/prospectus.

/s/ Marcum LLP

New York, NY

October 22, 2021